UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2012

Pennsylvania Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2012, the Trustees of Pennsylvania Real Estate Investment Trust (“PREIT”) appointed Joseph F. Coradino to become Chief Executive Officer of PREIT, succeeding Ronald Rubin, who will be retiring as Chief Executive Officer, but remaining Executive Chairman of PREIT. Mr. Coradino will assume the position of Chief Executive Officer and Mr. Rubin will retire from that position effective as of the Company’s Annual Meeting of Shareholders on June 7, 2012.

Mr. Coradino, 60, has spent his entire professional life in real estate development, management and leasing. He has been with PREIT and a predecessor company for three decades, serving since 2004 as President of PREIT Services and PREIT-RUBIN, Inc., and as a member of the Office of the Chairman. He has been a Trustee of PREIT since 2006. Mr. Coradino also serves as a Trustee of the University of the Arts in Philadelphia.

PREIT expects that in the near future Mr. Coradino’s existing employment and related agreements will be amended to reflect his new role as Chief Executive Officer and Mr. Rubin’s existing employment and related agreements will be amended to reflect his retirement from that position and his continuing role as Executive Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 23, 2012	By: /s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel